UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

AMERICAN REPROGRAPHICS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On February 23, 2009, American Reprographics Company (the “Company” or “we”) entered into an indemnification agreement with Dilantha Wijesuriya, the Company’s Senior Vice President — National Operations (the “Indemnification Agreement”). The Indemnification Agreement provides for circumstances under which we will indemnify Mr. Wijesuriya if he becomes involved in litigation arising out of his service to the Company. The benefits provided under Mr. Wijesuriya’s indemnification agreement are in addition to indemnification benefits provided under our bylaws.
The foregoing summary of the Indemnification Agreement is not a complete description of the terms of the Indemnification Agreement and is qualified by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.
Employment Agreement with Senior Vice President — National Operations
On February 23, 2009, we entered into an Executive Employment Agreement with Dilantha Wijesuriya (the “Employment Agreement”) in connection with Mr. Wijesuriya’s previously-disclosed appointment as the Company’s Senior Vice President — National Operations. Pursuant to the Employment Agreement, which includes an initial term of three years from the effective date, Mr. Wijesuriya is entitled to receive an annual base salary of $250,000 and he is eligible to receive an annual incentive bonus of up to $280,000, in accordance with the terms of the agreement. In addition, the Employment Agreement provides that Mr. Wijesuriya is entitled to receive severance benefits in the event of specified termination events, including payment of twelve months base salary and accelerated vesting of outstanding equity awards.
The foregoing summary of the Employment Agreement is not a complete description of the terms of the Employment Agreement and is qualified by reference to the full text of such agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
2008 Executive Bonuses
On February 19, 2009, the Compensation Committee of the Company’s Board of Directors approved annual cash incentive bonuses based upon performance during fiscal year 2008 of the following executive officers of the Company:

Executive Officer:	Cash Incentive Bonus Payments:
Jonathan R. Mather	$240,000
Rahul K. Roy	$324,000
Dilantha Wijesuriya	$285,917
In addition, on February 19, 2009, the Compensation Committee approved the grant to Mr. Wijesuriya, as a component of his annual incentive bonus, of an option to purchase 13,858 shares of the Company’s common stock under the Company’s 2005 Stock Plan, as amended. The Company’s 2005 Stock Plan was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A (Reg. No. 333-119788), as filed on January 13, 2005. The exercise price of the option is $6.20, which was the closing market price of the Company’s common stock on the New York Stock Exchange on the date of grant. Assuming Mr. Wijesuriya’s continued employment with the Company, the stock option vests 33 1/3% on each anniversary of the date of grant, and is otherwise subject to the terms of the Company’s standard form of stock option agreement, which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-119788), as filed on October 15, 2004.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Indemnification Agreement, dated February 23, 2009, by and between American Reprographics Company and Dilantha Wijesuriya
10.2	Executive Employment Agreement, dated February 23, 2009, by and between American Reprographics Company and Dilantha Wijesuriya

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2009	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement, dated February 23, 2009, by and between American Reprographics Company and Dilantha Wijesuriya
10.2	Executive Employment Agreement, dated February 23, 2009, by and between American Reprographics Company and Dilantha Wijesuriya